Exhibit (c)(8)

Preliminary Draft – Subject to Completion Confidential The Conflicts Committee of the Board of Directors of TransMontaigne GP L.L.C. Discussion Materials Regarding Project Shaker October 12, 2018

Preliminary Draft – Subject to Completion Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors of TransMontaigne GP L.L.C. (the “Conflicts Committee”), the general partner of TransMontaigne Partners L.P. (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for use by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft – Subject to Completion

Confidential

Executive Summary

($ in millions, except per unit amounts)

Analysis at Various Prices

	Initial Consideration	$38.00
	LP Units Outstanding[1] (MM)	16.2
	TLP LP Equity Value	$616.4
	GP Value Based on Ownership	12.6
	Total Equity Value	$629.0
	TLP Net Debt[2]	578.1
1	**Transaction Value - Methodology #1**	**$1,207.1**
	TLP LP Equity Value	$616.4
	GP Cash Flows Valued at LP Yield	192.2
	Total Equity Value	$808.7
	TLP Net Debt[2]	578.1
2	**Transaction Value - Methodology #2**	**$1,386.8**

1 Ownership Method

- TLP's 330,613 GP units are valued at the offer price ($38.00 to $46.00), reflecting true ownership

2 Equity Equivalent Method

- Assumes TLP issues LP units to its GP in order for GP to achieve cash flow parity between distributions it gets from its IDRs, and distributions it would get from the new LP units it receives as consideration for resetting IDRs
- Values TLP's Q2 GP cash flows at the same LP yield as TLP's Q2 LP distributions

		Arclight Initial		Arclight Counter #1	Arclight Counter #2	Arclight Counter #3 (Current Offer)		CC Counter #3	CC Counter #2		CC Counter #1
Offer Price		**$38.00**	**$39.00**	**$39.50**	**$40.25**	**$41.00**	**$42.00**	**$42.50**	**$44.00**	**$45.00**	**$46.00**
Implied Transaction Value - Methodology #1		$1,207	$1,224	$1,232	$1,244	$1,257	$1,273	$1,282	$1,306	$1,323	$1,340
Implied Transaction Value - Methodology #2		$1,387	$1,408	$1,419	$1,435	$1,451	$1,472	$1,483	$1,514	$1,536	$1,557
Premium[3]											
Unaffected Price: July 9, 2018	$36.11	5.2%	8.0%	9.4%	11.5%	13.5%	16.3%	17.7%	21.8%	24.6%	27.4%
10-Day VWAP	36.76	3.4%	6.1%	7.4%	9.5%	11.5%	14.2%	15.6%	19.7%	22.4%	25.1%
20-Day VWAP	37.50	1.3%	4.0%	5.3%	7.3%	9.3%	12.0%	13.3%	17.3%	20.0%	22.7%
30-Day VWAP	37.76	0.6%	3.3%	4.6%	6.6%	8.6%	11.2%	12.6%	16.5%	19.2%	21.8%
1 **Transaction Value / EBITDA - Methodology #1 GP Value Based on Ownership**											
2018E	$137.6	8.8x	8.9x	9.0x	9.0x	9.1x	9.3x	9.3x	9.5x	9.6x	9.7x
2019E	150.4	8.0	8.1	8.2	8.3	8.4	8.5	8.5	8.7	8.8	8.9
2 **Transaction Value / EBITDA - Methodology #2 GP Cash Flows Valued at LP Yield**											
2018E	$137.6	10.1x	10.2x	10.3x	10.4x	10.5x	10.7x	10.8x	11.0x	11.2x	11.3x
2019E	150.4	9.2	9.4	9.4	9.5	9.6	9.8	9.9	10.1	10.2	10.4
Price / DCF per LP Unit											
2018E	$3.81	10.0x	10.2x	10.4x	10.6x	10.8x	11.0x	11.2x	11.5x	11.8x	12.1x
2019E	3.89	9.8	10.0	10.2	10.4	10.5	10.8	10.9	11.3	11.6	11.8

Current Offer

Source: FactSet, Bloomberg, Partnership filings, TLP Management
1. LP Units Outstanding excludes 330,613 GP units
2. As of June 30, 2018
3. VWAPs calculated as of July 9, 2018, the unaffected date

EVERCORE

1

TRANSMONTAIGNE PARTNERS L.P.

Preliminary Draft – Subject to Completion
Confidential

Executive Summary

Peer Group Trading Analysis – Crude Oil and Refined Products MLPs

($ in millions, except per unit amounts)

US Refined Product and Crude Oil Transportation and Storage MLPs

Partnership	Price 10/11/18	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2018E	Enterprise Value / EBITDA 2019E	Price / DCF per LP Unit 2018E	Price / DCF per LP Unit 2019E	Distribution Yield Current	Distribution Yield 2018E	Distribution Growth	Total Return
Refined Products / Crude Oil MLPs											
Andeavor Logistics LP	$47.45	$10,305.6	$15,088.6	12.1x	10.1x	12.9x	11.0x	8.6%	8.7%	4.0%	12.6%
Blueknight Energy Partners, L.P.	2.16	88.5	687.8	11.7	10.9	NA	NA	26.9%	18.1%	(2.0%)	24.9%
BP Midstream Partners LP	17.80	1,864.6	2,170.2	14.9	10.0	NA	NA	6.0%	6.3%	15.2%	21.2%
Buckeye Partners, L.P.	35.22	5,394.2	10,370.2	9.7	9.2	7.8	7.9	14.3%	14.3%	(8.8%)	5.6%
Delek Logistics Partners, LP	31.13	774.6	1,507.5	8.8	7.5	8.3	8.5	9.6%	10.0%	3.7%	13.4%
Genesis Energy, L.P.	24.32	2,981.1	7,407.7	11.4	10.8	7.3	7.3	8.6%	8.8%	6.4%	14.9%
Holly Energy Partners, L.P.	31.10	3,278.6	4,801.8	13.8	13.2	11.6	11.3	8.4%	8.5%	0.7%	9.2%
Magellan Midstream Partners, L.P.	64.44	14,704.9	19,154.0	13.7	13.0	13.5	12.8	5.8%	6.0%	6.1%	11.9%
MPLX LP	34.74	28,145.6	41,150.6	12.2	11.3	10.2	10.3	7.1%	7.3%	5.8%	12.9%
NuStar Energy LP	25.77	3,020.2	7,510.8	11.7	10.6	8.0	8.6	9.3%	9.3%	--%	9.3%
PBF Logistics LP	22.25	934.0	1,747.8	10.6	8.5	10.2	9.7	8.8%	8.9%	3.9%	12.7%
Phillips 66 Partners LP	52.12	6,475.7	10,032.7	9.3	8.3	13.9	13.1	5.5%	5.9%	9.1%	14.6%
Plains All American Pipeline, L.P.	24.33	17,653.4	29,491.4	12.3	11.0	11.4	9.8	4.9%	4.9%	9.3%	14.2%
Shell Midstream Partners, L.P.	21.26	4,855.3	6,784.4	9.2	8.4	13.0	11.0	6.5%	7.0%	6.2%	12.7%
Valero Energy Partners LP	39.07	2,761.3	3,963.9	10.0	8.2	13.0	11.2	5.4%	5.8%	9.3%	14.7%
Mean				**11.4x**	**10.1x**	**10.8x**	**10.2x**	**9.1%**	**8.7%**	**4.6%**	**13.6%**
Median				**11.7**	**10.1**	**11.4**	**10.3**	**8.4%**	**8.5%**	**5.8%**	**12.9%**
Companies with less than $4 bn EV between 0% to 10% growth											
Mean				**9.8x**	**8.1x**	**10.5x**	**9.8x**	**7.9%**	**8.2%**	**5.6%**	**13.6%**
Median				**10.0**	**8.2**	**10.2**	**9.7**	**8.8%**	**8.9%**	**3.9%**	**13.4%**
TransMontaigne Partners L.P.[1]	**$38.94**	**$644.6**	**$1,222.7**	**8.9x**	**8.1x**	**10.2x**	**10.0x**	**8.2%**	**8.2%**	**2.2%**	**10.4%**

Note: Market data as of October 11, 2018
Source: Partnership filings, FactSet
1. EBITDA, DCF per LP unit and Distributions per unit based on the Management Case

EVERCORE
2
TRANSMONTAIGNE PARTNERS L.P.